Exhibit (c)(5) Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission. Exhibit (c)(5) Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

Exhibit (c)(5)

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

ClearView
Healthcare Partners

AKCEA THERAPEUTICS

Project Avalanche

Final Document

August 14, 2020

PRELIMINARY

Table of Contents

PRELIMINARY

We have finalized forecast assumptions and projected year over year revenue for Akcea's key assets, to be discussed today

1 Kickoff Meeting and Alignment on Project Objectives

- Conduct a kickoff meeting to align on objectives of the project and approach
- Transfer / provide access to any prior relevant materials (e.g., current presentations, investor decks, prior market research, intended clinical development plans, etc.) to be leveraged
- Utilize one-on-one and small group conversations with Akcea stakeholders to understand ingoing perspectives, areas of uncertainty, and the momentum plan for and understanding of these assets

2 Evaluate and Characterize Each Asset's Commercial Opportunity

- Define top hypotheses for key questions that will inform future commercial value of each asset
- Conduct a rapid assessment of current assumptions to validate or refine key forecast inputs
- Conduct targeted primary research with clinicians and payers to fill any knowledge gaps, pressure test assumptions, and drive to an understanding of the clinical and reimbursement dynamics
- Interpret research findings to drive to aligned-upon inputs for forecasting purposes and build top-line forecasts for the U.S. for each product

3 Finalize Forecasts and Summarize Project Findings

- Utilize finalized forecasts to estimate future revenue and develop key upside/downside scenarios
- Build final report summarizing all project findings, core assumptions underlying each forecast and the commercial opportunity associated with the four pipeline assets in question
- Support socialization of these conclusions with the Akcea Transaction Committee, as required

PRELIMINARY

Our current assessment leveraged both primary and secondary research to drive to forecasted revenue for the Akcea portfolio

Primary Research

- **To date, we have conducted a bolus of primary research focused predominantly in the U.S to pressures-test value proposition and future utilization of Akcea products**

Stakeholder	Competed
Cardiology KOLs	15
Cardiology HVPs	9
Neurology KOLs	2
Neurology HVPs	3
Payers	9
Total	**38**

Secondary Research

- **Secondary research was leveraged and synthesized with existing Akcea resources and prior work**
- **Major secondary research resources that were utilized include:**
  - Prior market research
  - Scientific and medical literature (e.g., NEJM, JACC, JAMA)
  - Pipeline databases (e.g., GlobalData, Citeline Pipeline, EvaluatePharma)
  - Analyst reports (e.g., Cowen, Lazard, Morgan Stanley)




Dyslipidemia
Treatment

Source: ClearView Analysis.

PRELIMINARY

The Akcea dyslipidemia portfolio can address several clinical unmet needs, leading to significant potential commercial opportunity

Summary of Interim Discussion

- Clinicians today focus on targeting LDL-C and, secondarily, TGs to reduce cardiovascular risk, while recognizing a need to further reduce CV risk beyond currently available treatments
- PCSK9s and Vascepa continue to be increasingly prescribed, while there is headroom for novel MOAs with several early-stage therapies developing therapies competing with Akcea's portfolio
- APO(a) offers a unique value proposition in a [redacted] population, with peak U.S. revenue forecasted at [redacted] with range in class share
- APOC3 and ANGPTL3 offer value that [redacted] with current therapies, but offer a more effective treatment for high TG than Vascepa, with peak U.S. revenue for ANGPTL3 forecasted at [redacted]

Summary of Today's Findings

- Historical and projected cardiovascular and metabolic analogs indicate ex-U.S. opportunity can range up to 1x U.S. sales, with EU comprising 50 – 70% of U.S.
- The EU treatment paradigm is largely similar to the U.S., though lower LDL goal cut off in the EU guidelines (i.e., LDL<55 mg/dL) and HCP cost-sensitivity are expected to drive moderately lower class share vs. the U.S.
- Lower gross price and [redacted] are also anticipated in the EU due to lack of price inflation and higher net price discounting suggested by EU payers
- Global peak revenue for APO(a) is estimated to be [redacted] and [redacted] for ANGPTL3 in [redacted] with U.S. sales driving about [redacted] of the total revenue

ClearView Healthcare Partners AKCEA

Source: ClearView Analysis.

PRELIMINARY

Table of Contents

PRELIMINARY

Several cardiovascular and metabolic analogs with historical and projected sales inform breakdown of sales by geography

Product	Year of Sales	U.S. Sales	EU5 Sales	EU Sales	ROW Sales	U.S. to EU5 Ratio	EU5 to EU28 Ratio	U.S. to EU28 Ratio	U.S. to Ex-U.S. Ratio
Praluent alirocumab	2018 (Historic)	$182 M	$61 M	$113 M	$13 M	34%	185%	62%	69%
Repatha (evolocumab)	2019 (Historic)	$376 M	$146 M	$285 M	N/A	39%	195%	76%	76%
	2026 (Projected)	$1,242 M	$420 M	$821 M	$81 M	34%	195%	66%	73%
Entresto sacubitril/valsartan	2019 (Historic)	$925 M	$340 M	$446 M	$355 M	37%	131%	48%	87%
	2024 (Projected)	$2,057 M	$1,151 M	$1,673 M	$488 M	56%	145%	81%	105%
Jardiance (empagliflozin)	2019 (Historic)	$2,089 M	$429 M	$609 M	$786 M	21%	142%	29%	67%
	2024 (Projected)	$2,710 M	$816 M	$1,158 M	$746 M	30%	142%	43%	66%

Source: Company Annual Reports; EvaluatePharma; Global Data; ClearView Analysis.
Note: Praluent projected sales were not available from EvaluatePharma. Boehringer Ingelheim sales for Jardiance were distributed across regions in same proportion as Eli Lilly's relative Jardiance sales.

PRELIMINARY

Analog sales data suggest EU sales represent 50 – 70% of U.S. sales, with ex-U.S. sales (including EU) up to 1x those in the U.S.

Product	Year of Sales	U.S. Sales	Global Sales	ROW Sales (WW – U.S., including EU)	U.S. to Ex-U.S. Ratio
CRESTOR rosuvastatin calcium	2011 (Peak Year)	$3,074 M	$6,622 M	$3,548 M	115%
	2015 (Pre-U.S. LOE)	$2,844 M	$5,017 M	$2,173 M	76%
LIPITOR atorvastatin calcium	2006 (Peak Year)	$7,849 M	$12,886 M	$5,037 M	64%
	2010 (Pre-U.S. LOE)	$5,300 M	$10,733 M	$5,433 M	102%
Zetia (ezetimibe)	2013 (Peak Year)	$1,454 M	$2,658 M	$1,204 M	83%
	2016 (Pre-U.S. LOE)	$1,588 M	$2,560 M	$972 M	61%

Historical and projected data suggest EU sales comprise **50 – 70% of U.S. sales** (with EU5:EU28 multiplier of ~1.6x), with ex-U.S. sales up to 1x those in the U.S. for select products (resulting in a multiplier for **U.S.: ROW of up to ~0.4x**)

- Net pricing expected to be lower in EU and ROW and overall higher cost-sensitivity on a national level
- Relatively similar treatment paradigms across U.S. and EU with differences in target LDL (i.e., 55 vs. 70+) and higher cost-sensitivity of EU physicians leading to lower expected class share

ClearView Healthcare Partners AKCEA

Source: Company Annual Reports; EvaluatePharma; ClearView Analysis.

PRELIMINARY

Key Differences in APO(a) CVRR U.S. vs. EU5 Peak Revenue Assumptions

APO(a) U.S. and EU5 Revenue Opportunity at Peak [redacted]			
Assumption	**U.S.**	**EU5**	**Key Differences**
Diagnosed U.S. Prevalence	[redacted]		
Relevant Segment			
Treatment Rate			
Class Share			
Brand Share			
Market Access			
Compliance			
Gross Price (Annual)			
Gross to Net			
Net Revenue (Peak)			

Assuming use in [redacted] patients, U.S. revenue may increase by [redacted] resulting in [redacted]

Applying a 1.6x multiplier for EU5:EU28 results in [redacted]

Source: ClearView Analysis. Note: Percentages are rounded to the nearest 5% except for class share, therefore may not yield exact net revenue numbers when multiplying using assumptions reflected on the table.

PRELIMINARY

Key Differences in ANGPTL3 CVRR U.S. vs. EU5 Peak Revenue Assumptions

ANGPTL3 CVRR U.S. and EU5 Revenue Opportunity at Peak [redacted]					
Assumption	U.S. [redacted]	EU5 [redacted]	U.S. [redacted]	EU5 [redacted]	Key Differences for [redacted]
Diagnosed Prevalence Rate	[redacted]				
Relevant Segment	[redacted]				
Treatment Rate	[redacted]				
Class Share	[redacted]				
Brand Share	[redacted]				
Market Access	[redacted]				
Compliance	[redacted]				
Gross Price (Annual)	[redacted]				
Gross to Net	[redacted]				
Net Rev. (Peak)	[redacted]				

Applying a 1.6x multiplier for EU5:EU28 results in **EU peak revenue of** [redacted]

Source: ClearView Analysis.
Note: Percentages are rounded to the nearest 5% except for class share, therefore may not yield exact net revenue numbers when multiplying using assumptions reflected on the table.

PRELIMINARY

Key Differences in ANGPTL3 [redacted] U.S. vs. EU5 Peak Revenue Assumptions

ANGPTL3 [redacted] Revenue Opportunity at Peak in U.S. and EU5 [redacted]			
Assumption	[redacted] (U.S.)	[redacted] (EU5)	**Key Differences**
Diagnosed Prevalence Rate	[redacted]		
Relevant Segment	[redacted]		
Treatment Rate	[redacted]		
Class Share	[redacted]		
Brand Share	[redacted]		
Market Access	[redacted]		
Compliance	[redacted]		
Gross Price (Annual)	[redacted]		
Gross to Net	[redacted]		
Net Revenue (Peak)	[redacted]		

Applying a 1.6x multiplier for EU5:EU28 results in **EU peak revenue of** [redacted]

Applying a 1.6x multiplier for EU5:EU28 results in **EU peak revenue of** [redacted]

Source: ClearView Analysis. Note: Percentages are rounded to the nearest 5% except for class share, therefore may not yield exact net revenue numbers when multiplying using assumptions reflected on the table.

PRELIMINARY

Peak drug uptake in the cardiovascular space was referenced to inform Akcea assets' uptake assumptions



Historic launch curve of the 75th percentile, drugs launched between 2000 – 2002
U.S. Branded Agent Uptake Curve
Percentage of Peak Revenue
100
90
80
70
60
50
40
30
20
10
0
0 1 2 3 4 5 6 7 8 9 10 11 12
Years Since Launch
[redacted]
[redacted] Lipitor
Crestor
Repatha
[redacted] Entresto
Plavix
Jardiance
[redacted]
Pan-TA, 75 percentile

We propose to use an optimistic uptake curve reflecting the historic launch curve of 75th percentile, with [redacted] years to peak for [redacted] and [redacted] years to peak for [redacted]

Global peak revenue is anticipated to be [redacted] for APO(a) and [redacted] for ANGPTL3, with U.S. sales comprising about [redacted] of global sales

Anticipated Peak Revenue Opportunity by Product

APO(a): [redacted]


Peak Revenue ($B)
3
2
1
0
U.S.
EU
ROW

[redacted]

APO(a) Total at Peak: [redacted]

ANGPTL3: [redacted]


3
2
1
0
U.S.
EU
ROW

[redacted]

ANGPTL3 Total at Peak: [redacted]

ClearView Healthcare Partners AKCEA

Source: ClearView Analysis.
Note: APO(a) U.S. includes [redacted]

Key: Upper Range

PRELIMINARY

Projected global APO(a) revenue is expected to reach a peak of [redacted] in [redacted]

APO(a) Net Revenues (U.S., EU, ROW)



6
5
4
3
2
1
0
Net Revenue ($ B)
[redacted]

Base Case Mid	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040
ROW ($ B)	[redacted]															
EU ($ B)																
U.S. ($ B)																
Total ($ B)																

ClearView Healthcare Partners — AKCEA Therapeutics

Source: ClearView Analysis. Note: Bar graph value represents the average value between lower and upper range of the revenue.

PRELIMINARY

Projected global ANGPTL3 revenue is expected to reach a peak of [redacted] in [redacted]

ANGPTL3 Net Revenues (U.S., EU, ROW)



Net Revenue ($ B)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0

[redacted]

Base Case Mid	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041
ROW ($ B)	[redacted]																
EU ($ B)																	
U.S. ($ B)																	
Total ($ B)																	

Source: ClearView Analysis. Note: Bar graph value represents the average value between lower and upper range of the revenue.

Table of Contents

PRELIMINARY

The Akcea dyslipidemia portfolio can address several clinical unmet needs, leading to significant potential commercial opportunity

Paradigms Align with Available Therapies and Unmet Need Persists	• Clinicians today focus on targeting LDL-C and, secondarily, TGs to reduce cardiovascular risk, which aligns with currently available treatment options • Physicians recognize the need to further reduce CV risk and are open to approaches that align with the current clinical focus (LDL-C, TGs) and more novel risk factors like Lp(a), while noting meaningful efforts (e.g., data, education, etc.) are needed to shift the paradigm
Increasingly Competitive Landscape	• PCSK9s (including near-term inclisiran) and Vascepa continue to be increasingly prescribed, but there is headroom for novel MOAs • Several other companies (e.g., Amgen, Arrowhead, Regeneron) are developing therapies that would compete with the Akcea portfolio, though most potential competitors are earlier-stage
Opportunity and Challenges for the Akcea Portfolio	• Apo(a) offers a unique value proposition in a [redacted] population, though maximizing value will likely require [redacted] in addition to market building efforts to increase clinician understanding and monitoring of Lp(a) • APOC3 and ANGPTL3 offer value that [redacted] with current therapies, but offer a more effective treatment for high TG than Vascepa, [redacted]

ILLUSTRATIVE

PRELIMINARY

The addressable population for the Akcea dyslipidemia portfolio can be segmented along several dimensions, namely based on [redacted]

[redacted]

Source: ClearView Analysis.

ILLUSTRATIVE

PRELIMINARY

The Akcea APO(a), ANGPTL3, and APOC3 products each have [redacted] eligible patient populations

[redacted]

Source: ClearView Analysis.

PRELIMINARY

Physicians expect to identify the relevant population of the CVRR products based on [redacted], followed by [redacted], and to a lesser extent, [redacted]

Target Population

APO(a)-L_{Rx}	ANGPTL3-L_{Rx}	APOCIII-L_{Rx}
[redacted] • Physicians noted highest potential for Apo(a) to target patients [redacted] • In patients with [redacted] physicians will likely [redacted]	[redacted] • Physicians perceived [redacted] **to be** [redacted] with potential to [redacted] • ANGPTL3 was noted to likely [redacted] • If ANGPTL3 and [redacted] have similar [redacted] then physicians expected patients [redacted]	[redacted] • Relative to [redacted] physicians perceived APOC3 to [redacted] • APOC3 was expected to target a [redacted] with expectations of [redacted] based on the [redacted] • KOLs were [redacted] citing expected [redacted] anticipated potential [redacted]

PRELIMINARY

Physicians are expected to continue [redacted], with [redacted] use of novel agents

[redacted]

Key: Less Frequent Use Anticipated

Source: Physician Interviews; ClearView Analysis.

[redacted] the populations defined by trial criteria are distinct, [redacted]

Eligible Patient Populations by Product Based on Inclusion Criteria (U.S., 2020)

APO(a)	ANGPTL3	APOC3
[redacted]	[redacted]	[redacted]

Key: Eligible Patient Population

Source: ClearView Analysis.

PRELIMINARY

Relevant competitors include other agents targeting APO(a), ANGPTL3, and APOC3 products, though most are earlier in development

Overview of Key Competitor Classes (1 of 2)

	APOA1	ANGPTL3			APOC3	
	AMG 890	Evinacumab	ARO-ANG3	LY3475766	ARO-APOCIII	STT-5058
Overview	siRNA to lower Lp(a) levels SC (freq. unknown) AMGEN Phase 1/2	Antibody against ANGPTL3 IV (QM), SC (Q2W) REGENERON Phase 3	RNAi therapy that targets ANGPTL3 SC (Q4M or Q6M) arrowhead pharmaceuticals Phase 1	ANGPTL3/8 antibody IV and SC (freq. unknown) Lilly Phase 1	RNAi therapy that targets APOC3 SC (Q4M or Q6M) arrowhead pharmaceuticals Phase 1	Monoclonal antibody that inhibits APOC3 IV (freq. unknown) STATEN BIOTECHNOLOGY Phase 1
Population	• Lp(a) >150 nmol/L • Evidence of atherosclerotic CVD	• HoFH (P3) • sHTG (P2), fasting TG ≥500 mg/dL • Hyperlipidemia (P2)	• Healthy adults and dyslipidemic patients including FH and sHTG	• Elevated TG levels between 135 – 499 mg/dL • LDL-C ≥ 70 md/dL	• Hypertiglyceridemia (fasting serum triglycerides ≥300 mg/dL) or FCS	• TGs >150mg/dL (Part A & B) • TG >200mg/dL (Part C)
Data	• P2 in progress, N=240, with primary endpoint of percent change in Lp(a) from baseline at week 36	• P1 HoFH study saw 64 – 73% reduction in TGs • Other P1 showed reduction in TG by 76%, LDL-C by 23%	• Interim P1 results show mean maximum reductions in ANGPTL3 of 79-88% and LDL-C of 39-42%	• P1 on hold due to COVID-19, N=55, primary endpoint of percent participants with 1+ serious adverse events	• Interim P1 results show mean maximum reductions in APOC3 of 97% and TG of 95%	• P1 studing incidence / severity of Aes (n=140) • Secondary endpts. Of AUC, C_{max}, and time to reduction in plasma by 50%

Source: Clinicaltrials.gov; Akcea Documents; Press Releases; Company Websites; ClearView Analysis.
AUC: Area Under Curve. C_{max}: Highest concentration of drug in bloodstream. HoFH: Homozygous Familial Hypercholesterolema; FH: Familial Hypercholesterolemia; SC: Subcutaneous; IV: Intravenous; ASC: Acute Coronary Syndrome; CVD: Cardiovascular Disease.

PRELIMINARY

Classes of other relevant competitors include existing mechanisms, including PCSK9s, omega-3 fatty acids, and next-generation fibrates

Overview of Key Competitor Classes (2 of 2)

	PCSK9			Omega-3 Fatty Acid		New Fibrates
	Repatha	**Praluent**	**Inclisiran**	**Vascepa**	**CaPre**	**K-877**
Overview	Monoclonal antibody inhibiting PCSK9 SC (Q2W or QM) AMGEN Marketed	Monoclonal antibody inhibiting PCSK9 SC (Q2W) REGENERON Marketed	RNAi therapeutic targeting PCSK9 SC (Q6M) NOVARTIS Pre-reg.	Diglyceride acyl-transferase inhibitor Oral (BID) AMARIN Marketed	Omega-3 fatty acid Oral (QD) ACASTI PHARMA Phase 3	PPARA-α Agonist Oral (BID) Kowa Phase 3
Population	• Established CVD at high risk for event • Adults with primary hyperlipidemia or HoFH	• Adults with recent ASC hospitalization • Elevated LDL-C, ApoB, and HDL-C	• Treatment of elevated LDL-C in HeFH, HoFH, and ASCVD	• Adults with sHTG • Elevated TG & LDL-C <100 with diabetes with risk factors or est. CVD	• Adults with elevated TG 500 – 1500 mg/dL	• sHTG with or w/o renal impairment (P3) • CV risk reduction in T2D patient (P3)
Data	• 20% reduction in major adverse cardiovascular events (MACE) • 59% reduction in LDL-C levels at 48 weeks	• 15% reduction in MACE • 55% reduction in LDL-C at 48 weeks	• 51% reduction in LDL-C levels at 510 days vs. 4% with placebo (pooled over three Ph3 trials)	• 33% reduction in TG in sHTG at 12 weeks • Hazard ratio of 0.75 in 5-point MACE at year 5	• P3 topline readout expected in late Q3 2020 • Demonstrated 37% reduction in TG in P2 data readout	• 46% TG lowering in sHTG at 52 weeks • T2D/CV risk reduction trial estimated to be completed Q2 2022

Source: Clinicaltrials.gov; Akcea Documents; Press Releases; Company Websites; ClearView Analysis.
HoFH: Homozygous Familial Hypercholesterolema; HeFH: Heterozygous Familial Hypercholesterolema; FH: Familial Hypercholesterolemia; PPARA: Peroxisome Proliferator Activated Receptor; SC: Subcutaneous; IV: Intravenous; ASC: Acute Coronary Syndrome; ASCVD: Atherosclerotic Cardiovascular Disease; CV: Cardiovascualr; T2D: Type 2 Diabetes; BID: Twice daily.

PRELIMINARY

In patients with elevated Lp(a), APO(a) use will likely be determined by [redacted] with greatest use in patients at or near [redacted]

Anticipated Utilization of APO(a) in CVRR

	Patient Characteristics	Branded Competitors	In Class Competitor(s)	Key Insights	Anticipated Utilization
[redacted] LP(a)	[redacted]	*N/A*	AMGEN AMG890	[redacted]	[redacted]
		Repatha (evolocumab) Praluent alirocumab Inclisiran	AMGEN AMG890		
		Repatha (evolocumab) Praluent alirocumab Inclisiran	AMGEN AMG890		

ClearView Healthcare Partners

AKCEA THERAPEUTICS

Source: Physician Feedback; ClearView Analysis.

Use of ANGPTL3 will be considered once patients [redacted] with [redacted]

Anticipated Utilization of ANGPTL3 in CVRR

	Patient Characteristics	Branded Competitors	In Class Competitor(s)	Key Insights	Anticipated Utilization
[redacted] TG:	[redacted]	APOC3 Products Vascepa (icosapent ethyl)	REGENERON Evinacumab	[redacted]	
		PCSK9 APOC3 Products Vascepa (icosapent ethyl)	arrowhead pharmaceuticals ARO-ANG3		
		APOC3 Products Vascepa (icosapent ethyl)	Lilly LY3475766		

Source: Physician Feedback; ClearView Analysis.

PRELIMINARY

APOC3 is expected to be [redacted] patients have [redacted]

Anticipated Utilization of APOC3 in CVRR

	Patient Characteristics	Branded Competitors	In Class Competitor(s)	Key Insights	Anticipated Utilization
TG	[redacted]	ANGPTL3 Products Vascepa (icosapent ethyl)	arrowhead pharmaceuticals ARO-APOCIII	[redacted]	
		PCSK9s ANGPTL3 Products Vascepa (icosapent ethyl)	STATEN BIOTECHNOLOGY STT-5058		
		ANGPTL3 Products Vascepa (icosapent ethyl)			

Source: Physician Feedback; ClearView Analysis.

PRELIMINARY

Similar dynamics apply to patients with TG [redacted]

Anticipated Utilization of Novel Products [redacted]

	Asset	Key Competitors	In Class Competitor(s)	Key Insights	Anticipated Utilization
[redacted] TG	[redacted]	APOCIII Products ACASTI PHARMA / AMARIN Omega-3 FAs[1] Kowa Next-Gen Fibrates	REGENERON Evinacumab arrowhead pharmaceuticals ARO-ANG3 Lilly LY3475766	[redacted]	[redacted]
		ANGPTL3 Products ACASTI PHARMA / AMARIN Omega-3 FAs[1] Kowa Next-Gen Fibrates	arrowhead pharmaceuticals ARO-APOCIII STATEN BIOTECHNOLOGY STT-5058		

[1] Vascepa expected to be generic by peak years.
Source: Physician Feedback; ClearView Analysis.

PRELIMINARY

U.S. revenue for APO(a) in CVRR is projected to reach [redacted] at peak, accounting for prevalence and price growth

APO(a) U.S. Revenue Opportunity at Peak [redacted]

Assumption	CVRR	Rationale
Peak Year	[redacted]	
Diagnosed U.S. Prevalence (Peak Year)		
Relevant Segment		
Treatment Rate		
Class Share		
Brand Share		
Market Access		
Compliance		
Gross Price (Annual)		
Gross to Net		
Net Revenue (Peak)		

Assuming use in [redacted] patients, U.S. revenue may increase by [redacted] resulting in **peak** [redacted]

PRELIMINARY

APO(a) could address unmet need for a target market [redacted] the target market for [redacted]

ILLUSTRATIVE



Impact of [redacted] Treatment[1]
[redacted]
[redacted] Addressable Market
[redacted] Addressable Market
[redacted] goal
[redacted] goal
[redacted] goal
[redacted]
CVRR Patients (2020)
[redacted]

Source: ClearView Analysis. [1]Numbers shown assume 100% diagnosis and treatment rates.

PRELIMINARY

Normalized comparisons to [redacted] provide context for the [redacted]

Comparison of Projected [redacted] and [redacted] Sales (U.S.)



Gross U.S. Sales ($B)
10
9
8
7
6
5
4
3
2
1
0
[redacted]
Projected Peak Net Sales for [redacted]
Projected Peak Net Sales for [redacted]
Projected Peak Net Sales for [redacted]
[redacted] Projected Peak Net Sales [redacted]

- [redacted]

Source: ClearView Analysis. [1] [redacted] Note: [redacted]

Key: Comparable Values

PRELIMINARY

ANGPTL3 Peak Revenue

ANGPTL3 U.S. Revenue Opportunity at Peak [redacted]

Assumption	[redacted]	Rationale
Peak Year	[redacted]	
Diagnosed Prevalence Rate		
Relevant Segment		
Treatment Rate		
Class Share		
Brand Share		
Market Access		
Compliance		
Gross Price (Annual)		
Gross to Net		
Net Revenue (Peak)		

Source: ClearView Analysis.

PRELIMINARY

APOCIII-L Peak Revenue

APOCIII-L U.S. Revenue Opportunity at Peak [redacted]			
Assumption	CVRR	[redacted]	Rationale
Peak Year	[redacted]		
Diagnosed Prevalence Rate			
Relevant Segment			
Treatment Rate			
Class Share			
Brand Share			
Market Access			
Compliance			
Gross Price (Annual)			
Gross to Net			
Net Revenue (Peak)			

Source: ClearView Analysis.

PRELIMINARY

Historic U.S. uptake curves

Median Launch Curve for U.S. Drugs Launched, 2000 – 2002


75%
Median
25%
Percentage of peak sales (%)
Year after launch

Year after launch	Median % of peak sales	Interquartile range
1	11	5–21
2	31	20–41
3	58	41–67
4	76	66–85
5	89	85–96
6	100	n/a

Source: David. Nature News and Analysis. 2016 "Drug Launch Curves in the Modern Era". ClearView Analysis.

PRELIMINARY

Cardiovascular Risk Reduction Target Product Profiles (TPPs)

	TPP for Product A in CVRR	TPP for Product B in CVRR	TPP for Product D in CVRR
Mechanism of Action	• RNA-targeted therapy designed to [redacted]	• RNA-targeted therapy designed to [redacted]	• RNA-targeted therapy designed to [redacted]
Indication	• Reduction of CV risk in patients with [redacted]	• Reduction of CV risk in pts. with [redacted]	• Reduction in CV risk in pts. with [redacted]
Patient Population	• Adult patients [redacted] • Subpopulation with [redacted]	• Adult patients [redacted] • Patients with [redacted]	• Adult patients [redacted]
Trial Design	• Randomized double-blind, placebo-controlled trial of [redacted] • Patients are [redacted]	• Randomized, double-blind, placebo-controlled trial of [redacted] • Patients are [redacted]	• Randomized double-blind, placebo-controlled trial of [redacted] • Patients are [redacted]
Primary Endpoint(s)	• Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted]		
Secondary Endpoint(s)	• Percent change from baseline at [redacted]	• Percent change from baseline at [redacted]	• Percent change from baseline at [redacted]
Safety and Tolerability	• No treatment-related SAEs were observed; majority of SAEs were CVD-related • [redacted]		
Dosing and ROA	• [redacted] subcutaneous injections via pre-filled syringe (PFS)		

Source: ClearView Analysis [redacted]

PRELIMINARY

[redacted] Target Product Profiles (TPPs)

	TPP for Product B in [redacted]	TPP for Product D in [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]	• RNA-targeted therapy designed to [redacted]
Indication	• Treatment to [redacted]	
Patient Population	• Adults with [redacted]	
Trial Design	• Randomized, double-blind, placebo-control trial [redacted] • Randomized, [redacted]	
Primary Endpoint	• Statistically significant reduction from baseline to [redacted]	• Statistically significant reduction from baseline to [redacted]
Secondary Endpoint(s)	• Percent change from baseline to [redacted]	• Percent change from baseline to [redacted]
Safety and Tolerability	• No treatment-related SAEs were observed; majority of SAEs were CVD-related [redacted]	
Dosing and ROA	• [redacted] subcutaneous dosing via pre-filled syringe (PFS)	

ClearView Healthcare Partners AKCEA

Source: ClearView Analysis [redacted]

PRELIMINARY

Product D [redacted]

	TPP for Product D in [redacted]	TPP for Product D in [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]	
Indication	• Indicated for patients with [redacted]	• Indicated for patients with [redacted] and [redacted] and [redacted]
Patient Population	• [redacted] diagnosed [redacted] patients	• Diagnosed [redacted] patients [redacted] • [redacted]
Trial Design	• Randomized, double-blinded, placebo-controlled study	• Randomized, double-blinded, placebo-controlled study
Primary Endpoint(s)	• [redacted] decrease [redacted]	• Significant reduction in [redacted]
Secondary Endpoint(s)	• Significant reduction in [redacted] • [redacted] • Percent change from baseline [redacted]	• [redacted] decrease in [redacted] • [redacted] • Percent change from baseline [redacted]
Safety and Tolerability	• [redacted]	• [redacted]
Dosing and Route of Administration	• [redacted] dosing via pre-filled syringe • Dosing volume is [redacted]	

Source: ClearView Analysis [redacted]

PRELIMINARY

Product D [redacted]

	Target Product Profile (TPP) for Product D [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]
Indication	• Reduction in [redacted]
Patient Population	• Adult patients [redacted]
Trial Design	• Randomized double-blind, [redacted] trial [redacted] • Patient administered with Product D and [redacted]
Primary Endpoint(s)	• Statistically significant reduction in [redacted]
Secondary Endpoint(s)	• Statistically significant reduction in [redacted] placebo[1] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted]
Safety and Tolerability	• No treatment-related SAEs were observed; majority of SAEs were CVD-related • [redacted]
Dosing and Route of Administration	• [redacted] subcutaneous injections of Product D via pre-filled syringe [redacted]

Source: ClearView Analysis [redacted]

PRELIMINARY

Product A [redacted]

	Target Product Profile (TPP) for Product A in [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]
Indication	• Reduction of cardiovascular risk in patients with [redacted]
Patient Population	• Adult patients [redacted] • Subpopulation with [redacted]
Trial Design	• Randomized double-blind, placebo-controlled trial of [redacted] • Patients are [redacted]
Primary Endpoint(s)	• Statistically significant reduction [redacted]
Secondary Endpoint(s)	• Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Percent change from baseline at [redacted]
Safety and Tolerability	• No safety concerns related [redacted] • [redacted] • •
Dosing and Route of Administration	• [redacted] subcutaneous injections via pre-filled syringe (PFS)

Source: ClearView Analysis. [redacted]

PRELIMINARY

Product B [redacted]

	Target Product Profile (TPP) for Product B in [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]
Indication	• Reduction of cardiovascular risk in patients with [redacted]
Patient Population	• Adult patients [redacted] • Patients with [redacted]
Trial Design	• Randomized, double-blind, placebo-controlled trial of [redacted] • Patients are [redacted]
Primary Endpoint(s)	• Statistically significant reduction in time to occurrence of [redacted]
Secondary Endpoint(s)	• Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Percent change from baseline [redacted]
Safety and Tolerability	• No treatment-related AEs and SAEs were observed • No patient experienced [redacted] • [redacted]
Dosing and Route of Administration	• [redacted] subcutaneous injections via pre-filled pen (PFP)

PRELIMINARY

Product B [redacted]

	Target Product Profile (TPP) for Product B [redacted]	
Mechanism of Action	• RNA-targeted therapy designed to [redacted]	
Indication	• Treatment to [redacted]	
Patient Population	• Adults with [redacted]	
Trial Design	**Trial A**	**Trial B**
	• Randomized, double-blind, placebo-control trial of [redacted] • Participants may be [redacted]	• Randomized, open-label, [redacted] • Participants may not be [redacted]
Primary Endpoint(s)	• Statistically significant reduction from baseline to [redacted]	
Secondary Endpoint(s)	• Percent change from baseline [redacted] • [redacted] percent change from baseline to [redacted]	
Safety and Tolerability	• No treatment-related AEs and SAEs were observed • No patient experienced [redacted] • [redacted] • [redacted] • • •	
Dosing and Route of Administration	• [redacted] subcutaneous dosing via pre-filled syringe (PFS)	• [redacted] subcutaneous dosing via pre-filled syringe (PFS) or pre-filled pen (PFP)

PRELIMINARY

Product D [redacted]

	Target Product Profile (TPP) for Product D [redacted]	
Mechanism of Action	• RNA-targeted therapy designed to [redacted]	
Indication	• Treatment to [redacted]	
Patient Population	• Adults with [redacted]	
Trial Design	**Trial A**	**Trial B**
	• Randomized, double-blind, placebo-control trial of [redacted] • Participants may be [redacted]	• Randomized, open-label, [redacted] • Participants may not be [redacted]
Primary Endpoint(s)	• Statistically significant reduction from baseline to [redacted]	
Secondary Endpoint(s)	• Percent change from baseline to [redacted] • [redacted] percent change from baseline to [redacted]	
Safety and Tolerability	• No treatment-related SAEs were observed; majority of SAEs were CVD-related • [redacted]	
Dosing and Route of Administration	• [redacted] dosing via pre-filled syringe (PFS) • [redacted]	

Source: ClearView Analysis [redacted]

PRELIMINARY

Product D [redacted]

	Target Product Profile (TPP) for Product D [redacted]
Mechanism of Action	• RNA-targeted therapy designed to [redacted]
Indication	• Reduction in cardiovascular risk in patients with [redacted]
Patient Population	• Adult patients [redacted]
Trial Design	• Randomized double-blind, placebo-controlled trial [redacted] • Patients are [redacted]
Primary Endpoint(s)	• Statistically significant reduction in [redacted]
Secondary Endpoint(s)	• Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Statistically significant reduction in [redacted] • Percent change from baseline [redacted]
Safety and Tolerability	• No treatment-related SAEs were observed; majority of SAEs were CVD-related • [redacted] • [redacted]
Dosing and Route of Administration	• [redacted] subcutaneous injections via pre-filled syringe

Source: ClearView Analysis [redacted]

PRELIMINARY